Exhibit 99.2
S H A R E H O L D E R L E T T E R T H I R D Q U A R T E R 2 0 2 4
R E D W O O D T R U S T

Dear Fellow Shareholders:

As we work towards the end of a productive year, we find ourselves at the dawn of a new rate regime and a too close to call presidential election. Many macroeconomic questions remain – particularly with respect to the speed and impact of monetary and fiscal policy shifts. What we do know is that the U.S. will have a new Administration and, in turn, a fresh take on improving access to quality housing – a challenge we have undertaken since Redwood’s founding three decades ago. Each major party candidate has acknowledged the need for more scalable solutions, with proposals that include enhanced down-payment assistance programs, incentives for increased construction, and easing of the maze of local regulations that blunt housing development. In an otherwise polarized environment, it seems many have found common cause in an issue that is central to our Company’s core mission. It’s why we’re confident that the need for our products will only grow, particularly as more regions of the country turn to the non-Agency sector for creative solutions.

As we rise to meet this formidable challenge, our platform continues to make good operating progress. We recently increased our common dividend for the first time since 2021 – up 6.25% to $0.17 per share for the third quarter 2024 – reflecting continued growth in our operating activities. Our combined mortgage banking returns were the highest in over three years, as each business unlocked operating leverage to achieve strong performance. Overall, we generated GAAP earnings of $0.09 per share and Earnings Available for Distribution (“EAD”) of $0.18 per share1. Our GAAP book value per share was $8.74 at September 30th, 2024, slightly higher than June 30th, 2024, resulting in a total economic return of 2.1% on the quarter inclusive of our common dividend2. Our Investment Portfolio also maintained embedded upside to continued strong performance and a rally in rates, with a $2.09 per share net discount to par at September 30, 2024.

Balance sheet optimization remained a focus during the third quarter. We unlocked incremental capital through two non-marginable refinancings secured by seasoned bonds from our Sequoia and CAFL issuance platforms. This work facilitated $157 million of capital deployed during the quarter, a high-water mark for the year. Combined with other measures to reduce or extend our debt outstanding, our debt maturing between now and year-end 2026 is down almost 80% from December 31, 2023.

Our mortgage banking activities in the third quarter played a pivotal role in driving overall performance, with GAAP contribution from these business units tripling versus the second quarter. Residential Consumer continued to benefit from deeper penetration with banking partners on both current production and seasoned portfolios. As portfolio lending from a handful of banks ticked up during the third quarter, we believe our competitive moat, particularly our products and distribution channels, continues to position Redwood as the natural take-out for non-Agency collateral across our seller
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1 Earnings Available for Distribution (“EAD”) is a non-GAAP measure. See “Non-GAAP Measures” slides in the Endnotes of our Q3’24 Redwood Review for additional information and reconciliation of third quarter Non-GAAP EAD per share of $0.18 to GAAP earnings per share of $0.09.
2 Total economic return is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period, divided by beginning period GAAP book value per common share.

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of October 30, 2024. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2024 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

network. To that point, our bulk purchases of fixed-rate production from banks nearly doubled during the quarter. With over 200 sellers now onboarded, we have locked loans with almost 80% of our seller base this year. Given the elevated numbers of sellers we have onboarded, we are pleased with the momentum we are seeing from new sellers and are focused on deeper wallet share gains in the coming quarters. Clarity around the capital rules will further codify our go-forward strategy with banks, but we don’t believe will impact their relevance to our go-forward consumer strategy.

As was the case with the broader market, we also observed a brief uptick in refinance activity in the third quarter due to a brief period of declining mortgage rates. With rates now nearly 70 basis points higher than prior to September’s FOMC announcement, that refinance window may have been fleeting, but the increase in activity is evidence that homeowners and originators alike are ready to transact once a more durable reprieve eventually emerges.

We priced three Sequoia (SEMT) securitizations during the third quarter, bringing our year-to-date total through the end of September to nine securitizations backed by over $4 billion of collateral. We have maintained a reliable monthly securitization cadence that promotes strong execution levels, a measure of contrast with other market participants that issue more episodically. To that point, we have continued to be active on the distribution front in the fourth quarter, already distributing $1.5 billion of jumbo collateral through a combination of securitizations and whole loan sales – activity we have prioritized to get ahead of any potential volatility on the horizon. These efforts continue to set us apart and place Redwood as a leading non-bank issuer of securitized jumbo collateral.

In addition to the absolute level of mortgage rates, the shape of the Treasury yield curve also plays a big part in how our market operates. More recently, the curve has once again turned positive (however slightly), providing an opportunity to aggregate and securitize hybrid adjustable-rate mortgage (“ARM”) loans. Early in the fourth quarter, we priced our first hybrid ARM securitization since 2010, backed by a regional bank portfolio of seasoned ARMs we locked in the second quarter. Furthering this momentum, we recently launched revamped hybrid ARM guidelines to our seller base, with favorable early feedback from both banks and nonbanks, alike.

Turning to our Residential Investor business, the third quarter marked the first full quarter of our joint venture with CPP Investments. This partnership has allowed us to capitalize on quality origination opportunities while operating our business with less working capital. We funded $458 million of investor loans during the third quarter, roughly flat to the third quarter but with continued growth in our smaller-balance, more liquid products. Most notably, our single-asset bridge (“SAB”) originations reached record volumes for the second consecutive quarter. With a healthy pipeline heading into the fourth quarter across our product offerings, we remain focused on deepening our distribution channels and serving a broader array of housing investors, both in our traditional focus areas and in products for which bank participation has declined in recent quarters.

As we set our sights on a new year and new leadership in Washington, we continue to believe our platform’s value to the market in support of greater housing accessibility will only grow. The industry is in dire need of positive disruption as it continues to grapple with an estimated undersupply of 3 to 4 million homes. In many corners of the market, there also remains a significant knowledge gap between prospective homeowners and the non-Agency housing finance solutions available to them. That’s why much of our focus heading into 2025 will be on “mission expanding” strategies designed to leverage areas of high potential growth, common-sense use cases for prospective homeowners, and a strong nexus between technology and consumer adoption. As always, this work will be coupled with expanded access to private market investors – an area that now represents a deep competitive strength.

Thank you for your continued support,

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “third quarter” refer to the quarter ended September 30, 2024, the “second quarter” refer to the quarter ended June 30, 2024, and the “fourth quarter” refer to the quarter ended December 31, 2024, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus, statements related to our financial outlook and expectations for 2024 and future years, estimates of upside and potential earnings in our Investment Portfolio from embedded discounts to par value on securities, and opportunities for our residential consumer and residential investor mortgage banking businesses. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2024 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.